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                                    FORM OF

                           TAX ALLOCATION AGREEMENT


     This Agreement, dated _____________, 1996, is entered into by and among ARM Financial Group, Inc. ("ARM"), Integrity Holdings, Inc. ("Integrity Holdings"), SBM Certificate Company ("SBM Cert"), ARM Capital Advisors, Inc. ("ARMCAP"), SBM Financial Services, Inc. ("SBMFS"), and ARM Transfer Agency, Inc. ("ARM TA"), (collectively the "Consolidated Companies").

     WHEREAS, Integrity Holdings, SBM Cert, ARMCAP, SBMFS, and ARM TA (the "Subsidiaries") are wholly-owned subsidiaries of ARM; and

     WHEREAS, the Consolidated Companies are includible corporations of an affiliated group within the meaning of Section 1504 of the Internal Revenue Code of 1986 as amended (the "Code"), qualified to file federal income tax returns on a consolidated basis pursuant to Section 1501 of the Code; and

     WHEREAS, ARM and the Subsidiaries desire to file a consolidated federal income tax return and, where permissible, consolidated state income tax returns (a "Consolidated Return"); and

     WHEREAS, the Consolidated Companies desire to enter into this Agreement to provide for the allocation of consolidated tax liabilities among the parties hereto, for reimbursing ARM for payment of such tax liability, for compensating any party hereto for use of its losses or tax credits, and to provide for the allocation and payment of any refund arising from a carryback of losses or tax credits from subsequent tax years;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, and intending to be legally bound hereby, the Consolidated Companies agree as follows:

I.   EFFECTIVE DATE/TAX YEARS

     This Agreement shall be in effect for the taxable period beginning January 1, 1995, and for any taxable period thereafter for which ARM is required or permitted to file a Consolidated Return, except that no Subsidiary shall be considered to be a member of the Consolidated Companies for any period that it would not qualify as a member thereof pursuant to the Code.

II.  ALLOCATION

     For each taxable period, consolidated income tax liabilities shall be apportioned among the Consolidated Companies based upon each members' proportionate share of taxable income determined in accordance with Section 1552(a)(1) of the Code and Regulation 1.552-1(a)(1) thereunder. Additional amounts will be allocated among the Consolidated Companies in accordance with Regulation 1.1502-33(d)(3) by assuming a 100% allocation of any decreased tax liability.
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     Each Subsidiary shall reimburse ARM for the Subsidiary's proportion of any tax liability, and for the dollar amount of any tax benefit it received by virtue of the filing of a Consolidated Return regardless of whether or not the benefit resulted in a tax liability on a consolidated return basis. Any payments received by ARM for reimbursement of tax benefits shall be allocated among the Consolidated Companies pursuant to this Agreement.

     ARM shall reimburse each Subsidiary having a loss for the Subsidiary's proportion of any tax credit utilized to reduce the tax liability on a consolidated return basis.

     For purposes of this Agreement, the consolidated tax liability shall include any liability for alternative minimum tax.

III. CONSENTS

     The Consolidated Companies agree to file such consents, elections, and other documents, and to take such other action as may be necessary or appropriate to carry out the purpose of this Agreement.

IV.  PAYMENTS

     Within 30 days after completion of a Consolidated Return, each Subsidiary shall pay to ARM the amount of any tax liability and any tax benefit allocated to the Subsidiary. At least five business days prior to the due date of any consolidated estimated tax payments which ARM determines to be payable, each Subsidiary shall advance to ARM that portion of such estimated tax payment attributable to the Subsidiary as determined equitably by ARM. Such advances shall reduce any amount payable to ARM following completion of the next subsequent federal Consolidated Return and any negative balance resulting from such reduction shall be refunded by ARM to the Subsidiary.

     Within 60 days after completion of a Consolidated Return, ARM shall pay to each Subsidiary the amount of any tax credit and any tax benefit reimbursement allocated to the Subsidiary.

     All payments between the Consolidated Companies pursuant to this Agreement shall be made in cash.

V.   TAX ADJUSTMENTS

     In the event of any adjustment to any consolidated income tax liability determined in accordance with this Agreement, whether by reason of an amended return, claim for refund, or an audit by the Internal Revenue Service, the allocations under Section II shall be redetermined to give effect to any such adjustment, including statutory interest and penalties thereon, as if it had been made as part of the original computation of consolidated income tax liability. Payments between the Consolidated Companies as a result of such redetermination shall be made within 60 days after any such payments are made or refunds are received, or, in the case of protested proceedings, within 120 days after final resolution of the matter.
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VI.  NEW MEMBERS

     The Consolidated Companies recognize that from time to time other companies may become members of the Consolidated Companies which are required to be included in the Consolidated Return. ARM and the Subsidiaries hereby agree that such new members become parties to and be bound by this Agreement.

VII. TERMINATION

     This Agreement shall be terminated as to any Subsidiary as of the date that the Subsidiary does not qualify as a member of the Consolidated Companies pursuant to the Code. This Agreement may be terminated in its entirety by written agreement of the then existing Consolidated Companies. Notwithstanding such termination, this Agreement shall continue in effect with respect to any payment or refunds due for all taxable periods prior to termination.
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     IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their officers duly authorized to do so, as of the date first written above.


                                   ARM FINANCIAL GROUP, INC.

                                   BY:
                                      -----------------------------------

                                   TITLE:
                                         --------------------------------

                                   INTEGRITY HOLDINGS, INC.

                                   BY:
                                      -----------------------------------

                                   TITLE:
                                         --------------------------------

                                   SBM CERTIFICATE COMPANY

                                   BY:
                                      -----------------------------------

                                   TITLE:
                                         --------------------------------

                                   ARM CAPITAL ADVISORS, INC.

                                   BY:
                                      -----------------------------------

                                   TITLE:
                                         --------------------------------

                                   SBM FINANCIAL SERVICES, INC.

                                   BY:
                                      -----------------------------------

                                   TITLE:
                                         --------------------------------

                                   ARM TRANSFER AGENCY, INC.

                                   BY:
                                      -----------------------------------

                                   TITLE:
                                         --------------------------------